Exhibit 4.2

DESCRIPTION OF SECURITIES

As of August 31, 2022, Duck Creek Technologies, Inc. (“Duck Creek,” the “Company,” “we,” “us,” and “our”) had one class of securities registered under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"): our common stock.

The following description of our capital stock is qualified in its entirety by reference to our organizational documents, which are filed as exhibits to our Annual Report on Form 10-K for the year ended August 31, 2022, and by applicable law.

Our authorized capital stock consists of 300,000,000 shares of common stock, par value $0.01 per share, and 50,000,000 shares of preferred stock, par value $0.01 per share. Unless our board of directors determines otherwise, we will issue all shares of our capital stock in uncertificated form.

Common Stock

Holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Generally, all matters to be voted on by stockholders must be approved by a majority of the votes entitled to be cast by all holders of shares of common stock present in person or represented by proxy. Except as otherwise provided by law, amendments to the amended and restated certificate of incorporation must be approved by a majority or, in some cases, a super-majority of the voting power of all shares of common stock.

Holders of our common stock will be entitled to receive dividends when and if declared by our board of directors out of funds legally available therefor, subject to any statutory or contractual restrictions on the payment of dividends and to any restrictions on the payment of dividends imposed by the terms of any outstanding preferred stock.

Upon our liquidation, dissolution or winding up and after payment in full of all amounts required to be paid to creditors and to the holders of preferred stock having liquidation preferences, if any, the holders of shares of our common stock will be entitled to receive pro rata our remaining assets available for distribution.

Holders of our common stock do not have preemptive, subscription, redemption or conversion rights. Our common stock is not subject to further calls or assessment by us. There are no redemption or sinking fund provisions applicable to our common stock. All outstanding shares of our common stock are fully paid and non-assessable.

Preferred Stock

Our amended and restated certificate of incorporation authorizes our board of directors to establish one or more series of preferred stock (including convertible preferred stock).

Unless required by law or by any stock exchange, the authorized shares of preferred stock are available for issuance without further action by our stockholders. Our board of directors may determine, with respect to any series of preferred stock, the terms and rights of that series, including:

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the designation of the series;
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the number of shares of the series, which our board of directors may, except where otherwise provided in the preferred stock designation, increase or decrease, but not below the number of shares then outstanding;
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the dividend rights, conversion rights, redemption privileges and liquidation preferences of the series;
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whether the shares of the series will be convertible into shares of any other class or series, or any other security, of our Company or any other entity, and, if so, the specification of the other class or series or other security, the conversion price or prices or rate or rates, any rate adjustments, the date

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or dates as of which the shares will be convertible and all other terms and conditions upon which the conversion may be made;
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restrictions on the issuance of shares of the same series or of any other class or series; and
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the voting rights, if any, of the holders of the series.

We may issue a series of preferred stock that could, depending on the terms of the series, impede or discourage a takeover attempt or other transaction that a stockholder might consider to be in its best interests, including a takeover attempt that might result in a premium over the market price for holders of shares of common stock.

Transfer Agent

The transfer agent for our common stock is American Stock Transfer & Trust Company, LLC.

Anti-Takeover Effects of Delaware Law and Our Organizational Documents

The following is a summary of certain provisions of our amended and restated certificate of incorporation and bylaws that may be deemed to have an anti-takeover effect and may delay, deter or prevent a tender offer or takeover attempt that a stockholder might consider to be in its best interests, including those attempts that might result in a premium over the market price for holders of shares of common stock.

Authorized but Unissued Shares

The authorized but unissued shares of our common stock and our preferred stock are available for future issuance without obtaining stockholder approval. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of our common stock and preferred stock could render more difficult or discourage an attempt to obtain control over us by means of a proxy contest, tender offer, merger or otherwise.

Certain Anti-takeover Provisions of Delaware Law

We are subject to the provisions of Section 203 of the DGCL, regulating corporate takeovers. This statute prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:

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a stockholder who owns 15% or more of our outstanding voting stock (otherwise known as an “interested stockholder”);
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an affiliate of an interested stockholder; or
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an associate of an interested stockholder for three years following the date that the stockholder became an interested stockholder.

A “business combination” includes a merger or sale of more than 10% of our assets. However, the above provisions of Section 203 of the DGCL do not apply if:

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our board of directors approves the transaction that made the stockholder an “interested stockholder” prior to the date of the transaction;
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after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of common stock; or
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on or subsequent to the date of the transaction, the business combination is approved by our board of directors and authorized at a meeting of our stockholders, and not by written consent, by an

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affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Staggered Board; Renewal of Directors

Our amended and restated certificate of incorporation provides for a staggered board of directors consisting of three classes of directors. Directors of each class are chosen for three-year terms upon the expiration of their current terms and each year one class of our directors will be elected by our stockholders, subject to the designation rights set forth in the Stockholders’ Agreement. The terms of the Class I, Class II and Class III directors will expire in 2024, 2025 and 2023, respectively. We believe that classification of our board of directors helps to assure the continuity and stability of our business strategies and policies as determined by our board of directors. Additionally, there is no cumulative voting in the election of directors. This classified board provision could have the effect of making the replacement of incumbent directors more time consuming and difficult. At least two annual meetings of stockholders, instead of one, will generally be required to effect a change in a majority of our board of directors. Thus, the classified board provision could increase the likelihood that incumbent directors will retain their positions. The staggered terms of directors may delay, defer or prevent a tender offer or an attempt to change control of us, even though a stockholder might consider a tender offer or change in control to be in its best interests.

In addition, our amended and restated certificate of incorporation and bylaws provide that, subject to the terms of the Stockholders’ Agreement, directors may be removed only for cause and only by the affirmative vote of the holders of at least two-thirds in voting power of the outstanding shares of capital stock of the Company entitled to vote at an election of directors.

Ability of our Stockholders to Act

Our amended and restated certificate of incorporation and bylaws do not permit our stockholders to call special stockholders meetings; special stockholders meetings may only be called by the board of directors, the chairperson of the board of directors or the Chief Executive Officer of the Company. Written notice of any special meeting so called shall be given to each stockholder of record entitled to vote at such meeting not less than 10 or more than 60 days before the date of such meeting, unless otherwise required by law.

At any time that Apax and Accenture beneficially own in the aggregate less than 50% of our outstanding common stock, our stockholders may not act by written consent and any action required or permitted to be taken by our stockholders may only be effected at an annual or special meeting of stockholders. At any time that Apax and Accenture beneficially own in the aggregate 50% or more of our outstanding common stock, any action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, is executed by the holders of outstanding shares of capital stock not having less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote are present and voted.

Our amended and restated bylaws provide that nominations of persons for election to our board of directors may be made at any annual meeting of stockholders, or at any special meeting of stockholders called for the purpose of electing directors, (a) by or at the direction of our board of directors (or any duly authorized committee thereof) or (b) by any of our stockholders. In addition to any other applicable requirements, for a nomination to be properly brought by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Company. To be timely, a stockholder’s notice must be delivered to or mailed and received at our principal executive offices (a) in the case of an annual meeting of stockholders, not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within 25 days before or after such anniversary date, notice by a stockholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever occurs first; and (b) in the case of a special meeting of our stockholders called for the purpose of electing directors, not later than the close of business on the tenth day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever occurs first.

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Our amended and restated bylaws provide that no business may be transacted at any annual meeting of our stockholders, except for business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of our board of directors, (b) otherwise properly brought before the annual meeting by or at the direction of our board of directors or (c) otherwise properly brought before the annual meeting by any of our stockholders. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to our Secretary. To be timely, a stockholder’s notice must be delivered to or be mailed and received at our principal executive offices not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within 25 days before or after such anniversary date, notice by a stockholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever occurs first.

Forum Selection Clause

Unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a duty (including any fiduciary duty) owed by any current or former director, officer, stockholder, employee or agent of the Company or our stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, our amended and restated certificate of incorporation or our amended and restated bylaws or (iv) any action asserting a claim governed by the internal affairs doctrine, in each case, subject to the Court of Chancery having personal jurisdiction over the indispensable party named as a defendant therein.

In the event that the Court of Chancery lacks jurisdiction over any such action or proceeding, our amended and restated certificate of incorporation and bylaws provide that the sole and exclusive forum for such action or proceeding will be another state or federal court located within the State of Delaware. The exclusive forum provisions will not apply to suits brought to enforce any liability or duty created by the Securities Act and the Exchange Act, or to any claim for which the federal courts have exclusive jurisdiction.

Our amended and restated certificate of incorporation and bylaws further provide that any person or entity purchasing, otherwise acquiring or holding any interest in shares of our capital stock will be deemed to have notice of and consented to the forum selection clause. It is possible that a court of law could rule that the choice of forum provisions contained in our amended and restated certificate of incorporation and bylaws are inapplicable or unenforceable if they are challenged in a proceeding or otherwise. The enforceability of similar choice of forum provisions in other companies’ certificates of incorporation and bylaws has been challenged in legal proceedings.

Limitations on Liability and Indemnification of Directors and Officers

Our amended and restated certificate of incorporation provides that our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation is not permitted under the DGCL, as may be amended.

Our amended and restated bylaws provide that we must indemnify our directors and officers to the fullest extent permitted by law. We are also expressly authorized to advance certain expenses (including attorneys’ fees) to our directors and officers and carry directors’ and officers’ insurance providing indemnification for our directors and officers for some liabilities. We believe that these indemnification provisions and insurance are useful to attract and retain qualified directors and executive officers.

We have entered into separate indemnification agreements with each of our directors and executive officers. Each indemnification agreement provides, among other things, for indemnification to the fullest extent permitted by law and our amended and restated certificate of incorporation against any and all expenses and liabilities, including judgments, fines, penalties and amounts paid in settlement of any claim with our approval and counsel fees and disbursements and any liabilities incurred as a result of acting on our behalf (as a fiduciary or otherwise) in connection with an employee benefit plan. The indemnification agreements provide for the advancement or payment of all expenses to the indemnitee and for reimbursement to us if it is found that such indemnitee is not entitled to

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such indemnification under applicable law and our bylaw. These provisions and agreements may have the practical effect in some cases of eliminating our stockholders’ ability to collect monetary damages from our directors and executive officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Corporate Opportunity

Under our amended and restated certificate of incorporation, to the extent permitted by law:

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neither Apax, Accenture nor any of their officers, directors, partners, members, shareholders or employees have any fiduciary duty to refrain from engaging in or possessing any interest in other investments, business ventures or persons of any nature or description, independently or with others, similar or dissimilar to, or that compete with, the investments or business of the Company and its subsidiaries, and may provide advice and other assistance to any such investment, business venture or person;
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neither Apax, Accenture nor any of their officers, directors, partners, members, shareholders or employees are obligated to present any particular investment or business opportunity to the Company or its subsidiaries even if such opportunity is of a character that, if presented to the Company or its subsidiaries, could be pursued by the Company or its subsidiaries, and Apax, Accenture and their respective officers, directors, partners, members, shareholders or employees have the right to pursue for their own account or to recommend to any other person any such business or investment opportunity; and
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the Company and its subsidiaries have waived and renounced any right, interest or expectancy to participate in business opportunities that are from time to time presented to Apax, Accenture or their respective officers, directors, partners, members, shareholders or employees or business opportunities of which Apax, Accenture or their respective officers, directors, partners, members, shareholders or employees gain knowledge.

Our amended and restated certificate of incorporation further provides that any person or entity purchasing, otherwise acquiring or holding any interest in shares of our capital stock will be deemed to have notice of and consented to the corporate opportunity clause.

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